Exhibit 99.3

Michel Cup Executive Vice President and Chief Financial Officer Investor Day 2015

Safe Harbor Statement 2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, market growth and trends, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this presentation. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company's reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers' purchasing behavior and customers' ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company's ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the SEC), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors Affecting Comparability – Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including non-GAAP net sales, EBIT, earnings, earnings per share information, and effective tax rates. Specified Items are terms included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share. In addition, other items include the tax impact on Specified Items. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure are included in the Appendix. For more information: Kathy MacDonald, Vice President – Investor Relations Mead Johnson Nutrition Company 847-832-2182 kathy.macdonald@mjn.com October 2015 MJN Confidential and Proprietary Information

Source: 2015 Q3 and YTD Results on a non-GAAP basis excluding the impact of foreign currency translation. Refer to reconciliation of non-GAAP to GAAP measures in Appendix. Q3: EBIT Margin Improved 7% or 190 bps 3 $MM Non-GAAP Actual vs. LY Constant $ % NS Actual vs. LY Constant $ % NS Sales $978 (4%) $3,104 (1%) Gross Margin $635 3% 64.9% $2,011 3% 64.8% A&P $156 6% 16.0% $491 6% 15.8% SG&A $209 (4%) 21.4% $672 2% 21.7% EBIT $239 7% 24.5% $761 1% 24.5% Volume (4%) (3%) Price/Mix 0% 2% Q3 YTD - September

From EBIT to Net Income 4 $MM Non-GAAP Actual vs. LY Reported % NS Actual vs. LY Reported % NS EBIT $239 (3%) 24.5% $761 (5%) 24.5% Interest Exp. $15 (19%) $42 (8%) Tax $63 61% $181 7% ETR -28.0% -25.2% Net Income $162 (14%) $539 (6%) Non-GAAP EPS $0.80 (14%) $2.65 (6%) Shares – Average 201.7 202.6 Shares – Q3 End 197.1 Q3 YTD - September Refer to reconciliation of non-GAAP to GAAP measures in Appendix

(1) FX includes the impact of foreign currency translation on pre-tax earnings. Refer to reconciliation of non-GAAP to GAAP measures in Appendix. Q3 EPS Underlying Business Activities Improved 11% 5 Non-GAAP (1) $0.93 $0.80 $0.10 $0.11 $0.12 Q3 2014 Business Activities FX Taxes Q3 2015

Evolving Dynamics Influencing Our Current Performance 6 Impacting Profitability Dairy spot price declined >20% September YTD Lower Dairy Prices Pricing / Promotion Foreign Exchange Headwinds China, Mexico and South Asia 2015 impact ~ $0.19 EPS Weaker emerging markets Macro-economic

Refer to reconciliation of non-GAAP to GAAP measures in Appendix Foreign Exchange Headwinds 7 $ in Millions 2013 2014 2015E Sales ($41) ($177) ($230) EBIT ($36) ($73) ($50) EPS ($0.13) ($0.27) ($0.19) $ Favorable Unfavorable FX Impact on EPS Asia Other LatAm Ven/Arg Europe North America/Other

*Source: Weighted average dairy prices, USDA dairy indices Lower Dairy Prices Improve COGS by ~8% in 2015 8 Lower dairy cost benefit expected in 1H 2016, to be reinvested in selective markets Dairy Price Trend* Dairy % Impact on Total COGS $Cost / KG 3% 0% 7% - 8% 2012 2013 2014 2015E 2011 2012 2013 2014 2015

9 Virtuous Circle of Financial Discipline and Growth Gross Margin SG&A EBIT Margin A&P Net Sales Productivity Effectiveness Fuel for Growth

Consistent Productivity Initiatives Exceeding 4% of COGS 10 Productivity needed to mitigate cost inflation Raw Materials and Packaging Fixed Costs 4.6% 4.8% 4.2% 3.5% Productivity as % of COGS ~4-5% ~4.5%

Productivity Initiatives in Place for 2016 11 Optimizing organization Creating flexible manufacturing Fixed Costs Dairy Other Materials Enhancing procurement capabilities Diversifying of supplier base Insourcing of certain dairy processes Packaging and formulation innovations Yield improvement Contract negotiations

Focus on Optimizing Marketing Organization and Support Functions Fuel for Growth to Deliver $120 Million by 2018 12 Sales Force & Distribution Support Functions & Marketing Organization R & D Constrain growth below rate of sales Fuel for Growth Marketing Org. Other Support Functions Finance and IM ~ $ 1.0B R & D In Scope 2015E

Key Initiatives Identified to Deliver Savings 13 Other Support Functions Finance and IM Marketing Organization 3.0% 4.5% 2.5% 2.5% 3.0% 2.0% 2015E 2018E Simplification and standardization Zero-based budgeting, focused on variable spending Optimize the organization Metrics shown above are percentage (%) of net sales

Expecting to Deliver Significant Portion of “Fuel for Growth” in 2016 14 An estimated $25 MM charge is expected in Q4 2015, with additional charges expected in Q1 2016 2016 ~ $60 MM 2017 ~ $30 MM 2018 ~ $30 MM

Incremental Investments Funded by Initiatives 15 Incremental Investments Initiatives Productivity Fuel for Growth A&P Efficiencies Key focus China / Hong Kong Price / Promotion selective channels Trade investments Support Super High Premium Toddler in North America Liquids roll-out Brand equity building Digital / E-Commerce 3-4% of COGS to offset inflation in 2016 $120MM over 3 years Optimization 50 – 100 bps over 3 years Opportunity

Value Creation: Virtuous Circle of Growth 16 Gross Margin SG&A EBIT Margin A&P Net Sales Productivity Effectiveness Fuel for Growth Accretion

Shareholder Value Creation Return Cash to Shareholders Selective M&A EPS Growth Dividends Share Buy Back EBIT Margin Accretion Continued Focus on Shareholder Value Creation 17

$1.5 Billion Share Buyback Program* 18 Company expects to finance the total $1.5 billion Share Buyback Program through issuance of long term debt Company entered into a $1 billion short Term loan facility to finance the expected Accelerated Share Repurchase program Share Buyback Program: $ 1.0 billion expected Accelerated Share Repurchase program $ 0.5 billion Open Market share Repurchase program * On October 20th, 2015, MJN Board approved new Share Buyback program up to $1.5 billion

Total Debt After Short Term Loan is $2.8 Billion 19 Net debt proforma is $1.5 Billion Maximum leverage Net Debt to EBITDA 1.5x Committed to Investment Grade $B Current (Sep 2015) Proforma (Sep 2015) Cash and Cash Equivalents $1.4 $1.4 Total Debt $1.8 $2.8 Net Debt ($0.5) ($1.5) Net Debt Leverage ~0.4x ~1.4x Note: Certain figures do not sum due to rounding.

Consistent Strong Free Cash Flow 67% 79% 80% Net Income Conversion* 92% *Non-GAAP Net Income. 90% 88% 20 $481 $342 $523 $568 $566 $607 $670 FY09 FY10 FY11 FY12 FY13 FY14 Last 12 Mos.

Expect to maintain current dividend levels in 2016 Cash Return to Shareholders up to $3.4B since 2009 21 Greater than 75% of cash held in US dollars U.S. Outside U.S. $B *2015 September YTD results adjusted for $1 billion expected Accelerated Share Repurchase program. Capital Expenditures 18% Dividends 26% Share Repurchases 31% Acquisitions 3% Cash / Other 22% 2009 to 2015 YTD*

22 2017 2018 & Beyond 2016 Building Growth Momentum Drive Profitable Growth Net Sales* EBIT Margin EPS non-GAAP at or above revenue growth mid single-digit improving growth modest growth *Constant Dollar Net Sales Growth Transition Focus on Investment further accretion up to 300 bps some accretion Midterm Outlook

Appendix 23

# Reconciliation of non-GAAP to GAAP

(Dollars in Millions)
(UNAUDITED)

| | Three Months Ended September 30, 2015 | | | Three Months Ended September 30, 2014 | | | Growth % B / (W) | |
|---|---|---|---|---|---|---|---|---|
| | As Reported | Specified Items [(1)] | As Adjusted | As Reported | Specified Items [(1)] | As Adjusted | As Reported | Constant Dollar |
| Sales | 977.5 | 0.0 | 977.5 | 1,090.7 | 0.0 | 1,090.7 | (10.4%) | (4.1%) |
| Gross Profit | 630.7 | 3.9 | 634.6 | 652.8 | 3.2 | 656.0 | (3.4%) | 2.9% |
| Advertising and Promotion | 156.1 | 0.0 | 156.1 | 158.9 | 0.0 | 158.9 | 1.8% | 5.8% |
| Selling, General and Administrative | 216.1 | (6.9) | 209.2 | 240.2 | (7.9) | 232.3 | 10.0% | (3.7%) |
| Earnings Before Income Taxes | 226.0 | 13.0 | 239.0 | 242.6 | 3.4 | 246.0 | (6.8%) | 7.5% |

| | Nine Months Ended September 30, 2015 | | | Nine Months Ended September 30, 2014 | | | Growth % B / (W) | |
|---|---|---|---|---|---|---|---|---|
| | As Reported | Specified Items (1) | As Adjusted | As Reported | Specified Items (1) | As Adjusted | As Reported | Constant Dollar |
| Sales | 3,104.3 | 0.0 | 3,104.3 | 3,315.1 | 0.0 | 3,315.1 | (6.4%) | (1.3%) |
| Gross Profit | 2,007.6 | 3.4 | 2,011.0 | 2,044.7 | 5.7 | 2,050.4 | (1.8%) | 2.8% |
| Advertising and Promotion | 490.7 | 0.0 | 490.7 | 489.2 | 0.0 | 489.2 | (0.3%) | 5.6% |
| Selling, General and Administrative | 679.5 | (7.4) | 672.1 | 715.4 | (22.2) | 693.2 | 5.0% | 2.4% |
| Earnings Before Income Taxes | 740.4 | 20.8 | 761.2 | 778.7 | 20.9 | 799.6 | (4.9%) | 0.5% |

[(1)] See Non-GAAP to GAAP reconciliation included in the Company's Form 8-K filed October 22, 2015 for the details of the Specified Items.

24

# Reconciliation of non-GAAP to GAAP

(Dollars in Millions, except per share data)
(UNAUDITED)

| | Three Months Ended September 30, 2015 | | | Three Months Ended September 30, 2014 | | | Growth % | |
|---|---|---|---|---|---|---|---|---|
| | | Specified | | | Specified | | B / (W) | |
| | As Reported | Items [1] | As Adjusted | As Reported | Items [1] | As Adjusted | As Reported | As Adjusted |
| Earnings Before Income Taxes | 226.0 | 13.0 | 239.0 | 242.6 | 3.4 | 246.0 | (6.8%) | (2.8%) |
| Interest Expense | 14.8 | 0.0 | 14.8 | 18.3 | 0.0 | 18.3 | (19.1%) | (19.1%) |
| Tax | 56.6 | 6.4 | 63.0 | 36.0 | 3.1 | 39.1 | 57.2% | 60.9% |
| Net Earnings Attributable to Shareholders | 155.2 | 6.6 | 161.8 | 187.6 | 0.3 | 187.9 | (17.3%) | (13.8%) |
| Earnings per Share - Diluted | $0.77 | $0.03 | $0.80 | $0.92 | $0.01 | $0.93 | (16.3%) | (14.0%) |

| | Nine Months Ended September 30, 2015 | | | Nine Months Ended September 30, 201 | | | Growth % | |
|---|---|---|---|---|---|---|---|---|
| | | Specified | | | Specified | | B / (W) | |
| | As Reported | Items (1) | As Adjusted | As Reported | Items (1) | As Adjusted | As Reported | As Adjusted |
| Earnings Before Income Taxes | 740.4 | 20.8 | 761.2 | 778.7 | 20.9 | 799.6 | (4.9%) | (4.8%) |
| Interest Expense | 42.5 | 0.0 | 42.5 | 46.0 | 0.0 | 46.0 | (7.6%) | (7.6%) |
| Tax | 173.6 | 7.2 | 180.8 | 160.5 | 9.1 | 169.6 | 8.2% | 6.6% |
| Net Earnings Attributable to Shareholders | 525.5 | 13.6 | 539.1 | 561.4 | 11.8 | 573.2 | (6.4%) | (5.9%) |
| Earnings per Share - Diluted | $2.59 | $0.06 | $2.65 | $2.77 | $0.05 | $2.82 | (6.5%) | (6.0%) |

[1] See Non-GAAP to GAAP reconciliation included in the Company's Form 8-K filed October 22, 2015 for the details of the Specified Items.

MeadJohnson Nutrition
25

[LOGO]